EXHIBIT 99.1

Double Crown Resources Changes Name from
Denarii Resources to Reflect New Management and Expanded Business Plans

Efforts Underway to Accelerate Development of Gold & Mineral Mining Properties and Pursuit of New Natural Resource Ventures

Arcata, California, November 10, 2011 --  Double Crown Resources, Inc. (DDCC) which was formerly known as Denarii Resources, Inc. (OTCBB:DNRR), has changed its company name and stock symbol to better reflect newly appointed management and expanded business venture plans.  These changes are effective as of today. There will be no forward or reverse split associated with this change.  Shareholders will own the same number of shares in Double Crown as they did in Denarii.  Double Crown Resources will continue as a fully reporting, OTCBB listed company and will strive for the highest levels of investor transparency.  A new company website has been launched and can be viewed at: www.doublecrownresources.com.

Double Crown Resources has put in place a new management team with a diverse selection of skills and experience including well established experts in the natural resource exploration and development field. The new management team members and their qualifications are listed on the Directors page of the new company website.

Previously, Denarii Resources had been limited to gold and mineral exploration/development of selected properties in North, South and Latin America.  Double Crown Resources will continue with this segment of the company's business plan.  Additionally, the company will pursue new programs of exploration, development and marketing of key mineral, oil, gas and other resources which are in high demand from today's industrial market. There will also be expansion into the solar energy sector. It is anticipated that these new ventures will add significantly to the company's long term revenue and profit potential.  Detailed announcements on these new ventures will be forthcoming.

David Figueiredo, President, Chief Executive Officer and a member of the Board of Directors commented, "We see a very positive future for Double Crown Resources now under the new organization which has been painstakingly put together over the past several months.  I feel completely confident that the company is well on track to proceed on multiple projects which are designed to deliver increased shareholder value for our investors and to do so at an accelerated pace.  We do understand that the progress of Denarii Resources was somewhat slow in the past and it is one of our primary objectives to rectify that now.  This is the beginning of a new era for everyone involved. I look forward to keeping our shareholders informed on a regular basis as we go forward together."

 About Double Crown Resources, Inc.

Double Crown Resources Inc. is a natural resource exploration and development company holding a 100% interest in the McNab molybdenum property located in Southwest, British Columbia, Canada and the Bateman gold & nickel prospect near Thunder Bay,Ontario, Canada.  In addition, Double Crown is targeting new properties that have the potential for early positive cash flow. The company is presently reviewing a number of natural resource properties that are near to, or in production, located in North, South and Latin America.  Double Crown Resources, Inc., originally founded in 2006 as Denarii Resources Inc., is based in Arcata, California.

For more information, please visit:  http://www.doublecrownresources.com/

Forward-Looking Statements

You should not place undue reliance on forward-looking statements in this press release. This press release contains forward-looking statements that involve risks and uncertainties. Words such as "will," "anticipates," "believes," "plans," "goal," "expects," "future," "intends," and similar expressions are used to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release. For further information about Denarii Resources, Inc. please refer to its website at http://www.doublecrownresources.com/

SOURCE: Double Crown Resources, Inc.

CONTACT:
David Figueiredo, President and Chief Executive Officer
Double Crown Resources, Inc.
109 H Street
Arcata, CA 95521

Phone: (707) 964-2651

eMail: doublecrownresources@gmail.com